Exhibit 23.5

CONSENT OF BTIG, LLC

November 19, 2021

Board of Directors

Athena Technology Acquisition Corp.

125 Townpark Drive, Suite 300

Kennesaw, GA 30144

Members of the Board:

We hereby consent to (i) the inclusion of our opinion letter, dated July 6, 2021, to the Board of Directors of Athena Technology Acquisition Corp. (“Athena”) as Annex F to Amendment No. 4 to the Proxy Statement/Prospectus included in the Registration Statement (the “Registration Statement”) of Athena on Form S-4, dated November 19, 2021, relating to the proposed acquisition of Heliogen, Inc. by Athena and (ii) the references to such opinion and to our firm in such Proxy Statement/Prospectus under the headings “Questions and Answers About the Proposals for Stockholders”, “Summary of the Proxy Statement/Prospectus — Board’s Reasons for the Approval of the Business Combination”, “Summary of the Proxy Statement/Prospectus — Opinion of BTIG”, “Proposal No. 1 — The Business Combination Proposal — Background of the Business Combination”, “Proposal No. 1 — The Business Combination Proposal —Board’s Reasons for the Approval of the Business Combination”, “Proposal No. 1 — The Business Combination Proposal —Satisfaction of 80% Test”, “Proposal No. 1 — The Business Combination Proposal — Opinion of BTIG” and “Proposal No. 1 — The Business Combination Proposal — Unaudited Prospective Financial Information.” Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the aforementioned Registration Statement. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ BTIG, LLC
BTIG, LLC